Exhibit 99.2

Aratana Therapeutics, Inc.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Aratana Therapeutics, Inc. and Vet Therapeutics, Inc.

On October 15, 2013, Aratana Therapeutics, Inc. (“Aratana”, the “Company”) acquired Vet Therapeutics, Inc. (“Vet Therapeutics”), pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated October 13, 2013, by and among Vet Therapeutics, Aratana, Jayhawk Acquisition Corporation, a wholly-owned subsidiary of Aratana (“Merger Sub”), and Jeffrey Miles, as the stockholders’ representative. In connection with the consummation of the transactions contemplated by the Merger Agreement, Merger Sub merged with and into Vet Therapeutics, and Vet Therapeutics survived as a wholly-owned subsidiary of Aratana (the “Merger”).

The following unaudited pro forma consolidated financial statements were prepared to give effect to the completed Merger. The unaudited pro forma consolidated balance sheet as of September 30, 2013 gives effect to the Merger as if it had been completed on September 30, 2013. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2012, and nine months ended September 30, 2013, give effect to the Merger as if it occurred on January 1, 2012. The unaudited pro forma consolidated financial statements are derived from the audited historical financial statements of the Company and Vet Therapeutics as of and for the year ended December 31, 2012, the audited historical financial statements of Vet Therapeutics as of and for the nine months ended September 30, 2013, and the unaudited historical financial statements of the Company as of and for the nine months ended September 30, 2013.

The unaudited pro forma consolidated financial information was prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) and should not be considered indicative of the consolidated financial position or results of operations that would have occurred if the Merger had been completed on the dates indicated, nor are they indicative of the future consolidated financial position or results of operations of Aratana and Vet Therapeutics following completion of the Merger. The unaudited pro forma consolidated financial information does not reflect the potential realization of cost savings, restructuring or other costs relating to the integration of Vet Therapeutics. The historical consolidated financial statements of the Company and Vet Therapeutics have been adjusted in the unaudited pro forma consolidated financial information to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the consolidated results.

The unaudited pro forma condensed consolidated financial information is based on the preliminary information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The finalization of the Company’s purchase accounting assessment may result in changes to the valuation of assets acquired and liabilities assumed, particularly in regards to indefinite and definite-lived intangible assets and deferred tax assets and liabilities, which could be material. The Company will finalize the purchase price allocation as soon as practicable within the measurement period in accordance with Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”), but in no event later than one year from October 15, 2013, the Merger date.

The unaudited pro forma consolidated financial information should be read in conjunction with the accompanying notes thereto. In addition, the unaudited pro forma consolidated information was based on and should be read in conjunction with:

•	Aratana’s historical audited financial statements and related notes thereto as of and for the year ended December 31, 2012 contained in its Registration Statement on Form S-1/A amended as of and filed with the SEC on June 26, 2013;

•	Aratana’s historical unaudited financial statements and related notes thereto as of and for the nine months ended September 30, 2013 contained in its Quarterly Report on Form 10-Q filed with the SEC on November 14, 2013; and

•	Vet Therapeutics’ audited historical financial statements and related notes thereto as of and for the year ended December 31, 2012 and as of and for the nine months ended September 30, 3013, which are attached to this Form 8-K/A as Exhibit 99.1.

Aratana Therapeutics, Inc.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of September 30, 2013

(In thousands, except per-share amounts)

	Historical		Pro Forma Adjustments	Note 5	Pro Forma Consolidated
	Aratana	Vet Therapeutics
Assets
Current assets:
Cash and cash equivalents	$46,169	$2,170	$(263)	(A)	$48,076
Short-term marketable securities	6,137	—	—		6,137
Accounts receivable	—	92	—		92
Inventory	—	141	32	(B)	173
Prepaid expenses and other current assets	305	6	—		311

Total current assets	52,611	2,409	(231)		54,789
Property and equipment, net	21	76	—		97
Other long-term assets	36	3	—		39
Intangible assets, net	—	—	46,520	(C)	46,520
Goodwill	—	—	19,055		19,055

Total assets	$52,668	$2,488	$65,344		$120,500

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$816	$22	$—		$838
Accrued expenses	1,658	804	361	(D)	2,823
Current portion loan payable	1,250	—	2,500	(E)	3,750
Convertible notes payable	—	2,300	(2,300)	(F)	—
Deferred income	800	—	—		800
Current portion deferred licensing revenue	—	1,920	(1,865)	(G)	55
Other current liabilities	530	—	—		530

Total current liabilities	5,054	5,046	(1,304)		8,796
Loan payable	3,691	—	7,487	(E)	11,178
Note payable	—	—	3,000	(I)	3,000
Deferred licensing revenue	—	480	(480)	(G)	—
Contingent consideration	—	—	3,810	(J)	3,810
Deferred tax liabilities, net	—	—	3,690	(H)	3,690
Other long-term liabilities	87	—	—		87

Total liabilities	8,832	5,526	16,203		30,561

Stockholders’ equity (deficit):
Common stock	21	—	2	(K)	23
Additional paid-in capital	77,429	565	33,883	(K)	111,877
Deficit accumulated during the development stage	(33,614)	(3,603)	15,256	(K)	(21,961)

Total stockholders’ equity (deficit)	43,836	(3,038)	49,141		89,939

Total liabilities and stockholders’ equity (deficit)	$52,668	$2,488	$65,344		$120,500

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Aratana Therapeutics, Inc.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2013

(In thousands, except per-share amounts)

	Historical		Pro Forma Adjustments	Note 5	Pro Forma Consolidated
	Aratana	Vet Therapeutics
Revenues:
Licensing revenue	$—	$1,440	$—		$1,440
Product sales	—	157	—		157

Total revenues	—	1,597	—		1,597
Costs and expenses:
Cost of product sales	—	137	—		137
Royalty expense	—	70	—		70
Research and development	7,817	1,350	—		9,167
General and administrative	3,911	360	(257)	(L)	4,014
Amortization of acquired intangible assets	—	—	1,367	(M)	1,367

Total costs and expenses	11,728	1,917	1,110		14,755

Loss from operations	(11,728)	(320)	(1,110)		(13,158)

Other income (expense)
Interest income	51	4	—		55
Interest expense	(182)	(87)	(483)	(N)	(752)
Other income	455	—	—		455

Total other income (expense)	324	(83)	(483)		(242)

Loss before income taxes	(11,404)	(403)	(1,593)		(13,400)
Income tax benefit	—	—	5,092	(O)	5,092

Net loss	$(11,404)	$(403)	$3,499		$(8,308)

Net loss per share basic and diluted	$(1.50)				$(0.88)

Weighted average shares outstanding basic and diluted	7,601,388		1,859,375	(P)	9,460,763

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Aratana Therapeutics, Inc.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2012

(In thousands, except per-share amounts)

	Historical		Pro Forma Adjustments	Note 5		Pro Forma Consolidated
	Aratana	Vet Therapeutics
Revenues:
Licensing revenue	$—	$160	$—			$160
Operating expenses:
Research and development	7,291	993	—			8,284
General and administrative	2,987	167	—			3,154
In-process research and development	1,500	—	—			1,500
Amortization of acquired intangible assets	—	—	1,822	(M	)	1,822

Total operating expenses	11,778	1,160	1,822			14,760

Loss from operations	(11,778)	(1,000)	(1,822)			(14,600)

Other income (expense)
Interest income	21	1	—			22
Interest expense	—	(115)	(645)	(N	)	(760)
Other income	121	—	—			121

Total other income (expense)	142	(114)	(645)			(617)

Loss before income taxes	(11,636)	(1,114)	(2,467)			(15,217)
Income tax benefit	—	—	5,782	(O	)	5,782

Net loss	(11,636)	(1,114)	3,315			(9,435)

Unaccreted dividends on convertible preferred stock	(2,035)	—	—			(2,035)

Net loss attributable to common stockholders	$(13,671)	$(1,114)	$3,315			$(11,470)

Net loss per share attributable to common stockholders basic and diluted	$(34.53)					$(5.09)

Weighted average shares outstanding basic and diluted	395,918		1,859,375	(P	)	2,255,293

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Aratana Therapeutics, Inc.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(In thousands, except per-share amounts)

1.	Description of Transaction

On October 15, 2013, Aratana Therapeutics, Inc. (“Aratana”, the “Company”) acquired Vet Therapeutics, Inc. (“Vet Therapeutics”), pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated October 13, 2013, by and among Vet Therapeutics, Aratana, Jayhawk Acquisition Corporation, a wholly-owned subsidiary of Aratana (“Merger Sub”), and Jeffrey Miles, as the stockholders’ representative. In connection with the consummation of the transactions contemplated by the Merger Agreement, Merger Sub merged with and into Vet Therapeutics, and Vet Therapeutics survived as a wholly-owned subsidiary of Aratana (the “Merger”).

Under the terms of the Merger Agreement, Aratana agreed to pay to the former shareholders of Vet Therapeutics common stock aggregate merger consideration, subject to post-closing working capital adjustments, of (i) $30,000 in cash (the “Cash Consideration”), (ii) 625,000 shares (the “the Merger Shares”) of Aratana’s common stock (the “Common Stock”), fair value of $14,700, and (iii) a promissory note in the principal amount of $3,000 with a maturity date of December 31, 2014. The Company funded cash consideration with the proceeds from a $19,750 private placement of its common stock, $10,000 in borrowings from its amended credit facility and available cash on hand. The promissory note bears interest at a rate of 7% per annum, payable quarterly in arrears, and is subject to prepayment in the event of specified future equity financings by Aratana. Aratana also agreed to pay up to $5,000 in contingent cash consideration in connection with the achievement of certain regulatory and manufacturing milestones for Vet Therapeutics’ B-cell lymphoma product.

The Merger has been accounted for under the purchase method of accounting in accordance with applicable accounting guidance on business combinations. The total estimated purchase price, calculated as described below, was allocated to the net tangible assets and intangible assets of Vet Therapeutics acquired in connection with the Merger based on their estimated fair values as of the completion of the Merger, and the excess was allocated to goodwill. The process for measuring the fair value of Vet Therapeutics identifiable intangible assets, liabilities and certain tangible assets requires the use of significant assumptions, including estimates of future cash flows and appropriate discount rates.

The fair value of Vet Therapeutics assets acquired and liabilities assumed, as reflected in the unaudited pro forma consolidated financial information, was measured in accordance with Accounting Standards Codification Topic 820 “Fair Value Measurement and Disclosure” (“ASC 820”), which establishes the framework for measuring fair values. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Market participants are buyers and sellers in the principal (most advantageous) market for the asset or liability. Additionally, under ASC 820, fair value measurements for an asset assume the highest and best use of that asset by market participants.

2.	Basis of Unaudited Pro Forma Presentation

The unaudited pro forma consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”), and present the pro forma results of operations of the combined companies based upon the historical financial statements of Aratana and Vet Therapeutics. The unaudited pro forma consolidated balance sheet as of September 30, 2013 gives effect to the Merger as if it had been completed on September 30, 2013. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2012, and nine months ended September 30, 2013, give effect to the Merger as if it occurred on January 1, 2012. The historical consolidated financial statements have been adjusted in the unaudited pro forma consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable and (3) with respect to the unaudited pro forma statement of operations, expected to have a continuing impact on the consolidated results.

Aratana Therapeutics, Inc.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(In thousands, except per-share amounts)

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have been achieved had the Merger been completed as of the date indicated above or the results that may be attained in the future.

3.	Preliminary Purchase Price

The Merger date fair value of the consideration transferred to Vet Therapeutics, less cash acquired, was approximately $49,340, which consisted of the following:

Fair value of consideration transferred:

Cash Consideration	$30,000
Fair value of Merger Shares	14,700
Fair value of promissory note	3,000
Fair value of contingent consideration	3,810

Fair value of total consideration	51,510
Less cash acquired	(2,170)

Total consideration transferred, net of cash acquired	$49,340

Cash Consideration:

The Company partially funded the Cash Consideration from the proceeds from a $19,750 private placement of its common stock and from $10,000 in borrowings from its amended credit facility, both of which are described more fully below.

Private Placement: On October 13, 2013, the Company entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with various accredited investors, pursuant to which Aratana agreed to sell an aggregate of 1,234,375 shares (the “Private Placement Shares”) of its Common Stock for an aggregate purchase price of $19,750, or $16.00 per share (the “Private Placement”). Under the terms of the Share Purchase Agreement, as amended October 22, 2013, the Private Placement Shares are not required to be registered for resale.

Amendment to Loan and Security Agreement: In March 2013, the Company entered into a loan and security agreement (the “Credit Facility”), with Square 1 Bank (“Square 1”), as lender. On October 11, 2013, Aratana entered into an amendment to the Credit Facility (the “Credit Facility Amendment”), which, among other things, increased the amount that remains available for Aratana to draw by an additional $5,000, to a total of $10,000. Simultaneously with the closing of the Credit Facility Amendment on October 11, 2013, Aratana borrowed an additional $10,000 available under the amended Credit Facility. Pursuant to the terms of the Credit Facility Amendment, upon consummation of the Merger, Vet Therapeutics became a co-borrower under the credit facility and granted a security interest in substantially all of its assets to Square 1.

Fair Value of Merger Shares:

Under the terms of the Merger Agreement, the Company agreed to transfer 625,000 unregistered shares of its common stock without registration rights to Vet Therapeutics. On October 15, 2013, the closing date of the Merger, the fair market value of Aratana’s publicly traded common stock was $27.67 per share. In order to determine the fair value of consideration transferred to Vet Therapeutics shareholders related to the Merger Shares, the Company applied a discount for the lack of marketability of 15% to the Company’s closing stock price on the closing date of the Merger to account for the lack of access to an active public market for these shares. This resulted in aggregate purchase consideration related to the Merger Shares of $14,700.

Aratana Therapeutics, Inc.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(In thousands, except per-share amounts)

Fair Value of Contingent Consideration:

Under the terms of the Merger Agreement, the Company agreed to pay up to $5,000 in contingent cash consideration in connection with the achievement of certain regulatory and manufacturing milestones for Vet Therapeutics’ B-cell lymphoma product. Contingent consideration is recorded as a liability and measured at fair value using a discounted cash flow model utilizing significant unobservable inputs including the probability of achieving each of the potential milestones and an estimated discount rate commensurate with the risks of the expected cash flows attributable to the milestones. This resulted in aggregate purchase consideration of $3,810. Significant increases or decreases in any of the probabilities of success would result in a significantly higher or lower fair value, respectively, and commensurate changes to this liability. The fair value of contingent consideration and the associated liability will be adjusted to fair value at each reporting date, with the changes in fair value reflected in earnings.

4.	Preliminary Purchase Price Allocation

The following table summarizes the estimated fair values of tangible and intangible assets acquired and liabilities assumed as of the date of Merger:

Accounts receivable	$92
Inventory	173
Other current assets	6
Property, plant, and equipment	76
Other long-term assets	3
Identifiable intangible assets	46,520
Accounts payable and accrued expenses	(441)
Deferred revenue	(55)
Deferred tax liabilities, net	(16,089)

Total identifiable net assets	30,285

Goodwill	19,055

Total net assets acquired	$49,340

The following table sets forth the components of the identifiable intangible assets acquired by drug program and their estimated useful lives as of the date of Merger:

	Fair Value	Useful Life
Antibody for T-Cell Lymphoma	$10,080	20 years
Antibody for B-Cell Lymphoma	36,440	20 years

Total intangible assets subject to amortization	$46,520

The purchase price allocation has been prepared on a preliminary basis and is subject to change as additional information becomes available concerning the fair value of the assets acquired and liabilities assumed and of the deferred tax assets and liabilities. Any adjustments to the purchase price allocation will be made as soon as practicable but no later than one year from October 15, 2013, the Merger date. With the exception of inventory and deferred revenue, the fair value of assets acquired and liabilities assumed of Vet Therapeutics approximate their carrying value as of the Merger date.

The identifiable intangible assets recognized by the Company as a result of the Merger relate to Vet Therapeutics’ technology, and consist primarily of its intellectual property related to Vet Therapeutics’ B-Cell and T-Cell antibodies, and the estimated net present value of future cash flows from commercial agreements to be generated from the B-Cell technology.

Aratana Therapeutics, Inc.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(In thousands, except per-share amounts)

The Vet Therapeutics B-Cell technology was valued using the discounted cash flow method, a form of the income approach, which incorporates the estimated royalty income and milestone payments to be generated from this technology. The estimated cash flows are then discounted to present value. Accordingly, the primary components of this method consist of the determination of cash flows, the probability of achieving and the anticipated timing of the milestone payments, and an appropriate rate of return.

The Vet Therapeutics T-Cell technology was valued using a multi-period excess earnings method, a form of the income approach, which incorporates the estimated future cash flows to be generated from this technology. Excess earnings are the earnings remaining after deducting the market rates of return on the estimated values of contributory assets, including debt-free net working capital, tangible, and intangible assets. The excess earnings are thereby calculated for each year of a multi-year projection period and discounted to present value. Accordingly, the primary components of this method consist of the determination of excess earnings and an appropriate rate of return.

For the B-Cell asset, the Company will recognize straight-line amortization expense over the estimated useful life of the asset. The Company will not amortize the asset related to the T-Cell technology until commercialization has been achieved.

Preliminary estimated amortization expense related to the B-cell asset, based upon the Company’s newly acquired intangible asset as of September 30, 2013, is as follows:

Year Ending December 31,	Amount
Remaining 2013	$456
2014	1,822
2015	1,822
2016	1,822
2017	1,822
Thereafter	28,696

Total	$36,440

The preliminary valuation analysis conducted by Aratana determined that the fair value of identifiable assets acquired less the fair value of identifiable liabilities assumed by the Company were less than the purchase price. As the purchase price exceeds the fair value of assets and liabilities acquired or assumed, goodwill will be recognized. Goodwill is calculated as the difference between the Merger-date fair value of the consideration transferred and the fair values of the assets acquired and liabilities assumed. The goodwill is not expected to be deductible for income tax purposes. Goodwill is recorded as an indefinite-lived asset and is not amortized but tested for impairment on an annual basis or when indications of impairment exist.

5.	Pro Forma Adjustments

The following pro forma adjustments are included in the Company’s unaudited pro forma consolidated financial information:

Unaudited Pro Forma Consolidated Balance Sheet

Adjustments to the unaudited pro forma consolidated balance sheet as of September 30, 2013 were as follows:

(A)	Cash — The Company recorded adjustments related to (i) $19,750 received from the Private Placement, (ii) $9,987 received from additional borrowing under the amended Credit Facility, excluding fees paid to the lender of $13 and (iii) Cash Consideration of $30,000 paid to former Vet Therapeutics shareholders.

Aratana Therapeutics, Inc.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(In thousands, except per-share amounts)

(B)	Inventory — The Company recorded an adjustment to reflect a net increase of $32 to record acquired inventory at fair market value.

(C)	Intangible assets, net — The Company recorded an adjustment to reflect acquired identifiable intangible assets of $46,520, which consist primarily of intellectual property related to Vet Therapeutics’ B-Cell and T-Cell antibodies.

(D)	Accrued expenses — The Company recorded an adjustment to reflect a $746 liability for transaction costs, including advisory, legal and accounting expenses, incurred as a result of the Merger.

The Company recorded an adjustment to reflect a reduction of $385 related to the forgiveness of the accrued interest payable on the convertible notes outstanding prior to the close of the Merger, which was recorded as a capital contribution in the financial statements of Vet Therapeutics as it was a transaction amongst Vet Therapeutics shareholders.

(E)	Current portion loan payable and Loan payable — The Company recorded an adjustment to reflect a current debt liability of $2,500 related to payments due over the next twelve months under the amended Credit Facility entered into concurrently with the Merger Agreement. The remaining $7,500 outstanding principal balance of the Credit Facility was reduced to $7,487 by $13 of debt discount and was recorded as a long-term debt liability.

(F)	Convertible notes payable — The Company recorded an adjustment to reflect a reduction of $2,300 in convertible notes payable in the financial statements of Vet Therapeutics related to the conversion of the convertible notes payable into Vet Therapeutics Series A Preferred Stock prior to close of the Merger.

(G)	Current portion deferred licensing revenue and Deferred licensing revenue — The Company recorded an adjustment to adjust the carrying value of the deferred licensing revenue to its fair value of $55, which represents the estimated cost of the remaining effort.

(H)	Deferred taxes — The Company recorded an adjustment to reflect a net deferred tax liability of $16,089 due to the book and tax basis differences of the assets acquired and liabilities assumed using an estimated blended U.S. federal and state tax rate of 38.0%.

The basis differences in acquired assets and liabilities result in positive sources of income in the future. As such, the Merger impacted the Company’s assessment of its valuation allowance against deferred tax assets, resulting in the release of its valuation allowance of $12,399 as of the Merger date. As a result, the Company recorded an adjustment of $12,399 to deferred tax assets and accumulated deficit. The deferred tax liability of $16,089 is offset by deferred tax assets of $12,399 being recognized as a result of the release of the valuation allowance.

(I)	Note payable — The Company recorded an adjustment to reflect a $3,000 liability related to the promissory note given to former Vet Therapeutics shareholders. The Company determined the fair value of the note approximated carrying value.

(J)	Contingent consideration — The Company recorded an adjustment to reflect a $3,810 liability related to the fair value of the contingent consideration in connection with the achievement of certain regulatory and manufacturing milestones for Vet Therapeutics’ B-cell lymphoma product.

(K)	Common stock, Additional paid-in capital, Deficit accumulated during the development stage — The Company recorded an adjustment of $353 to eliminate Vet Therapeutics’ historical shareholders equity, which included the adjustments to Vet Therapeutics historical equity related to (i) the conversion of outstanding convertible notes and (ii) the forgiveness of accrued interest on the convertible notes, as follows:

Adjustment to eliminate Vet Therapeutics additional paid-in capital
Historical Vet Therapeutics additional pain-in capital	$565
Adjustment related to conversion of Vet Therapeutics convertible notes prior to the Merger	2,300
Adjustment related to forgiveness of interest on Vet Therapeutics convertible notes	385

Total Vet Therapeutics additional paid-in capital before elimination	3,250
Pro forma adjustment to eliminate Vet Therapeutics additional paid-in capital	(3,250)

Total Vet Therapeutics additional paid-in capital after elimination	$—

Adjustment to eliminate Vet Therapeutics accumulated deficit
Historical Vet Therapeutics accumulated deficit	$(3,603)
Pro forma adjustment to eliminate Vet Therapeutics accumulated deficit	3,603

Total Vet Therapeutics additional paid-in capital after elimination	$—

Total pro forma adjustments to eliminate Vet Therapeutics stockholders’ deficit	$353

Aratana Therapeutics, Inc.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(In thousands, except per-share amounts)

The Company recorded an adjustment to reflect a $746 increase in accumulated deficit for transaction costs, including advisory, legal and accounting expenses, incurred as a result of the Merger.

The Company recorded an adjustment to reflect a $12,399 increase to accumulate deficit related to the release of its valuation allowance as a result of the basis differences in the assets acquired and liabilities assumed in connection with the Merger.

The Company recorded adjustments to reflect the issuance of 625,000 Merger Shares, $.001 par value issued in conjunction with the Merger and the issuance of 1,234,375 shares of common stock, $.001 par value, issued in the Private Placement that occurred concurrently with the Merger agreement. The Company recorded adjustments of $14,699 and $19,749 to additional paid-in capital related to those issuances, respectively.

Unaudited Pro Forma Consolidated Statements of Operations

Adjustments to the unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2013 and year ended December 31, 2012, respectively, were as follows:

(L)	General and administrative — The Company recorded an adjustment to reflect a reduction $257 to general and administrative expense for the nine months ended September 30, 2013 to eliminate advisory, legal and accounting expenses incurred as a result of the Merger which are not expected to have a continuing impact.

(M)	Amortization of acquired intangible assets — The Company recorded an adjustment to reflect expenses of $1,367 and $1,822 for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively, to reflect the amortization of acquired intangible assets.

(N)	Interest expense — The Company recorded an adjustment to reflect $412 and $550 of interest expense for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively, to reflect the interest expense on outstanding principal balance under the Credit Facility and the amortization of the debt discount associated with the Credit Facility. The Credit Facility bears interest at a rate of the greater of (i) 2.25% plus the prime rate or (ii) 5.5%. To calculate the interest expense above, the Company assumed an interest rate of 5.5%, which was the interest rate applicable to the Credit Facility on the Merger date. A 1/8th percent increase in this rate would result in an increase to the above noted interest expense by approximately $9 and $13 for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively.

The Company recorded an adjustment to reflect $158 and $210 of interest expense for the nine months ended September 30, 2013 and the year ended December 31, 2013, respectively, to reflect the interest expense associated with the promissory note issued to former Vet Therapeutics shareholders in conjunction with the Merger. The promissory note bears interest at a rate of 7%, which the Company used to calculate the interest expense above.

The Company recorded an adjustment to reflect reductions of expense of $87 and $115 for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively, to eliminate interest expense related to outstanding Vet Therapeutics convertible notes payable that were converted into Vet Therapeutics Series A Preferred Stock prior to close of the Merger.

(O)	Income tax benefit — The Company recorded an adjustment to reflect the tax impact of the pro forma adjustments above using an estimated blended U.S. federal and state tax rate of 38.0%.

As a result of Aratana’s release of the valuation allowance, the Company recorded an adjustment to reflect the income tax benefit resulting from Vet Therapeutics’ and Aratana’s historical pre-tax losses, using the estimated blended U.S. federal and state tax rate of 38.0%.

(P)	Weighted average shares outstanding basic and diluted — The weighted average shares outstanding used to compute basic and diluted net loss per share for the nine months ended September 30, 2013 and the year ended December 31, 2012 have been adjusted to give effect to the issuance of 625,000 Merger Shares and 1,234,375 Private Placement shares as if such issuances had occurred on January 1, 2012.

The above pro forma consolidated statements of operations for the year ended December 31, 2012, and for the nine months ended September 30, 2013, do not include adjustments related to (i) $746 of transaction costs incurred by the Company subsequent to September 30, 2013, (ii) an increase to costs of goods sold of $32 related to the fair value adjustment to Vet Therapeutics’ inventory acquired as part of the Merger, or (iii) the release of Aratana’s valuation allowance of $3,812 as of January 1, 2012, as a result of the Merger. These adjustments are considered non-recurring in nature and have been excluded from the adjustments above.